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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                             /s/ Arthur Andersen LLP
                                             ----------------------------
                                                 Arthur Andersen LLP

Honolulu, Hawaii
December 18, 1996